As filed with the Securities and Exchange Commission on September 11, 2020

Registration No. 333-240381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Broadstone Net Lease, Inc.

(Exact name of registrant as specified in its charter)

800 Clinton Square

Rochester, New York 14604

(585) 287-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Christopher J. Czarnecki

Chief Executive Officer and President

800 Clinton Square

Rochester, New York 14604

(585) 287-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart A. Barr Fried, Frank, Harris, Shriver & Jacobson LLP 801 17th Street, NW Washington, DC 20006 (202) 639-7000	Kathleen L. Werner Jason D. Myers Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-11 (Reg. No. 333-240381) is being filed for the purposes of filing certain exhibits to the Registration Statement, to reflect the filing of such exhibits in the Exhibit Index and to amend Part II—Item 31 of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. No change is made to the prospectus constituting Part I of the Registration Statement, which is being omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE listing fee.

SEC Registration Fee	$95,011
FINRA Filing Fee	110,296
NYSE Listing Fee	184,000
Accounting Fees & Expenses	304,000
Legal Fees and Expenses	1,611,322
Printing Fees and Expenses	366,973
Transfer Agent and Registrar Fees	155,000
Miscellaneous	75,000
Total	$2,901,602

Item 32. Sales to Special Parties

None

Item 33. Recent Sales of Unregistered Securities

During the three years ended June 30, 2020, we issued an aggregate of 7.83 million shares of our Common Stock to investors in capital raising transactions for an aggregate purchase price of $656.8 million and we issued 1.76 million shares of our Common Stock to investors pursuant to our distribution reinvestment plan for an aggregate purchase price of $144.2 million.

In each case, the aforementioned securities were issued in reliance upon the exemption from registration under the Securities Act provided by Rule 506(c) under Regulation D promulgated under the Securities Act. All of the shares of our Common Stock were sold to persons each of whom represented to us in writing that such person qualified as an “Accredited Investor” as such term is defined by Regulation D promulgated under the Securities Act, and provided us with additional documentation to assist us in verifying such person’s status as an Accredited Investor.

As consideration in the Internalization, we issued 780,893 shares of our Common Stock and the OP issued 1,319,513 OP Units, with the aggregate value of the Common Stock and OP Units equal to approximately $178.5 million.

In each case, the aforementioned securities issued as consideration in the Internalization were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property, or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

The Charter provides, as permitted by the MGCL, that we may advance reasonable expenses incurred by a director or officer who is party to a proceeding in advance of the final disposition of the proceeding upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount advanced to him or her if it is ultimately determined that the standard of conduct for indemnification by us was not met.

Our Charter also requires us to provide the same indemnification and advancement of expenses that we are permitted to provide to directors and officers to any person who served as an employee or agent of our Company or an employee or agent of BRE.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our Company, and that we advance to each director and officer all related expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into. Each indemnification agreement may only amended by the mutual written agreement of our Company and the director or officer party thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

The consideration to be received by us from the securities registered hereunder will be credited to the appropriate capital account.

Item 36. Financial Statements and Exhibits

(A) Financial Statements: See Index to Financial Statements.

(B) Exhibits: The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit	Description

#1.1	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of November 11, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc. and, solely for purposes of Sections 6.18, 6.19 and 6.20, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 12, 2019, and incorporated herein by reference)

2.2	Amendment No. 1, dated February 7, 2020, to Agreement and Plan of Merger, dated as of November 11, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc. and, solely for purposes of Sections 6.18, 6.19, and 6.20 of the Merger Agreement, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

3.1	Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s General Form for Registration of Securities on Form 10 filed on April 24, 2017, and incorporated herein by reference)

#3.2	Form of Articles of Amendment of Broadstone Net Lease, Inc.

#3.3	Form of Articles Supplementary of Broadstone Net Lease, Inc.

#3.4	Form of Articles of Amendment of Broadstone Net Lease, Inc.

3.5	Second Amended and Restated Bylaws of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed March 25, 2020, and incorporated herein by reference)

#5.1	Opinion of Ballard Spahr LLP

#8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP with respect to certain tax matters

#10.1	Form of Second Amended and Restated Limited Liability Company Agreement of Broadstone Net Lease, LLC

†10.2	Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 4, 2020, and incorporated herein by reference)

†10.3	Form of 2020 Omnibus Equity and Incentive Plan Restricted Stock Award Grant Notice and Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 4, 2020, and incorporated herein by reference)

Exhibit	Description

10.4	Credit Agreement, dated as of October 2, 2012, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto, among others (the “Credit Agreement”) (filed as Exhibit 10.5 to the Company’s Amended Registration Statement on Form 10 filed June 1, 2017 and incorporated herein by reference)

10.5	First Amendment to Credit Agreement, dated as of June 27, 2014, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.6 to the Company’s Amended Registration Statement on Form 10 filed June 1, 2017 and incorporated herein by reference)

10.6	Second Amendment to Credit Agreement, dated as of December 22, 2014, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.7 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.7	Third Amendment to Credit Agreement, dated as of November 6, 2015, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.8 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.8	Fourth Amendment to Credit Agreement, dated as of June 30, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.9	Fifth Amendment to Credit Agreement, dated as of December 23, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.10 to the Company’s Registration Statement on Form 10 filed on April 24, 2017 and incorporated herein by reference)

10.10	Sixth Amendment to Credit Agreement and Agreement regarding Commitment Increases and Additional Term Loans, dated as of March 23, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.11	Seventh Amendment to Credit Agreement, dated as of May 25, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.26 to the Company’s Amended Registration Statement on Form 10 filed June 1, 2017 and incorporated herein by reference)

10.12	Term Loan Agreement, dated as of May 24, 2013, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Regions Bank, as administrative agent, and the lenders party thereto, among others (“Regions Term Loan Agreement”) (filed as Exhibit 10.12 to the Company’s Amended Registration Statement on Form 10 filed June 1, 2017 and incorporated herein by reference)

10.13	First Amendment to Regions Term Loan Agreement, dated as of October 11, 2013, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC and Regions Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.13 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.14	Second Amendment to Regions Term Loan Agreement, dated as of November 6, 2015, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Regions Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.14 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

Exhibit	Description

10.15	Third Amendment to Regions Term Loan Agreement, dated as of June 30, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Regions Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.15 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.16	Fourth Amendment to Regions Term Loan Agreement, dated as of December 23, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Regions Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.16 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.17	Term Loan Agreement, dated as of November 6, 2015, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, SunTrust Bank, as administrative agent, and the lenders party thereto, among others (“SunTrust Term Loan Agreement”) (filed as Exhibit 10.17 to the Company’s Amended Registration Statement on Form 10 filed June 1, 2017 and incorporated herein by reference)

10.18	First Amendment to SunTrust Term Loan Agreement, dated as of June 30, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, SunTrust Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.18 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.19	Second Amendment to SunTrust Term Loan Agreement, dated as of December 23, 2016, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, SunTrust Bank, as administrative agent, and the lenders party thereto (filed as Exhibit 10.19 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.20	Guaranty, dated as of October 2, 2012, by Broadstone Net Lease, Inc. and Broadstone Net Lease, LLC, among others, in favor of Manufacturers and Traders Trust Company, as administrative agent, and the lenders party to the Credit Agreement (filed as Exhibit 10.20 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.21	Guaranty, dated as of May 24, 2013, by Broadstone Net Lease, Inc. and Broadstone Net Lease, LLC, among others, in favor of Regions Bank, as administrative agent, and the lenders party to the Regions Term Loan Agreement (filed as Exhibit 10.21 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.22	Guaranty, dated as of November 6, 2015, by Broadstone Net Lease, Inc. and Broadstone Net Lease, LLC, among others, in favor of SunTrust Bank, as administrative agent, and the lenders party to the SunTrust Term Loan Agreement (filed as Exhibit 10.22 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.23	Note and Guaranty Agreement, dated as of March 16, 2017, for 4.84% Guaranteed Senior Notes due April 18, 2027, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and the purchasers party thereto (filed as Exhibit 10.23 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.24	Form of Indemnification Agreement, between Broadstone Net Lease, Inc. and each of its officers and directors (filed as Exhibit 10.25 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated herein by reference)

10.25	Revolving Credit and Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto, among others (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 29, 2017, and incorporated herein by reference)

Exhibit	Description

10.26	Amended and Restated Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto, among others (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 29, 2017, and incorporated herein by reference)

10.27	Consent and Agreement Regarding Commitment Increases and Additional Term Loans, dated as of November 20, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 27, 2017, and incorporated herein by reference)

10.28	Note and Guaranty Agreement, dated as of July 2, 2018, for 5.09% Series B Guaranteed Senior Notes due July 2, 2028 and 5.19% Series C Guaranteed Senior Notes due July 2, 2030, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and the purchasers party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2018, and incorporated herein by reference)

10.29	Term Loan Agreement, dated as of February 27, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, Capital One, National Association, and the other parties thereto (“Capital One Term Loan Agreement”) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 5, 2019, and incorporated herein by reference)

10.30	First Amendment to Capital One Term Loan Agreement, dated as of July 1, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, Capital One, National Association, as administrative agent, and the lenders party thereto (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, and incorporated herein by reference)

10.31	Guaranty, dated as of February 27, 2019, by Broadstone Net Lease, Inc. in favor of Capital One, National Association, as administrative agent, and the lenders party to the Capital One Term Loan Agreement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 5, 2019, and incorporated herein by reference)

10.32	First Amendment and Agreement Regarding Commitment Increases, dated February 28, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company and the other parties thereto (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 5, 2019, and incorporated herein by reference)

10.33	Partial Assignment and Assumption of Purchase Agreement, dated July 23, 2019, by and among the Assignees thereto, CF Alpha & Golf Propco LLC, CF Alpha & Golf KS Propco LLC, CF Alpha & Golf MA Propco LLC, and CF Alpha & Golf Property BC ULC (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, and incorporated herein by reference)

10.34	Second Amendment to Revolving Credit and Term Loan Agreement, dated as of July 1, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, and the other parties thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 3, 2019, and incorporated herein by reference)

10.35	Term Loan Agreement, dated as of August 2, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Capital One, National Association, Regions Bank, Regions Capital Markets and the other lenders party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 7, 2019, and incorporated herein by reference)

Exhibit	Description

10.36	Guaranty, dated as of August 2, 2019, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 7, 2019, and incorporated herein by reference)

10.37	Term Loan Agreement, dated February 7, 2020, by and among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., JPMorgan Chase Bank, N.A., and the other lenders party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

10.38	Guaranty, dated February 7, 2020, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

10.39	Tax Protection Agreement, dated February 7, 2020, between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and the persons named therein (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

10.40	Registration Rights Agreement, dated February 7, 2020, between Broadstone Net Lease, Inc. and the persons named therein (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

†10.41	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Christopher J. Czarnecki (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

†10.42	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Ryan M. Albano (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

†10.43	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and Sean T. Cutt (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

†10.44	Amended and Restated Employment Agreement, effective February 7, 2020, by and between Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Employee Sub, LLC, and John D. Moragne (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

10.45	Director Compensation and Stock Ownership Policy, effective as of January 1, 2020 (filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated herein by reference)

10.46	Revolving Credit Agreement, dated as of September 4, 2020, by and among the Company, Broadstone Net Lease, LLC (the “Operating Company”), as the borrower, JPMorgan Chase Bank, N.A., and the other parties thereto. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 11, 2020, and incorporated herein by reference)

10.47	Guaranty, dated September 4, 2020, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 11, 2020, and incorporated herein by reference)

Exhibit	Description

21.1	List of Subsidiaries of Broadstone Net Lease, Inc. (filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated herein by reference)

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm (in respect of Broadstone Net Lease, Inc.)

*23.2	Consent of Deloitte & Touche LLP, independent auditors (in respect of the Acquired Manager of Broadstone Net Lease, Inc.)

*23.3	Consent of Deloitte & Touche LLP, independent auditors (in respect of the Acquired Industrial and Office Portfolio of Broadstone Net Lease, Inc.)

#23.4	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

#23.5	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 8.1)

*23.6	Consent of Rosen Consulting Group

#	Filed herewith.
†	Indicates management contract or compensatory plan.
*	Previously filed.

Item 37. Undertakings

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on this 11th day of September, 2020.

BROADSTONE NET LEASE, INC.

By:	/s/ Christopher J. Czarnecki
Christopher J. Czarnecki
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 11, 2020	*
Amy L. Tait
Chairman of the Board of Directors

Date: September 11, 2020	/s/ Christopher J. Czarnecki
Christopher J. Czarnecki
Director, Chief Executive Officer, and President (Principal Executive Officer)

Date: September 11, 2020	*
Laurie A. Hawkes
Director

Date: September 11, 2020	*
David M. Jacobstein
Director

Date: September 11, 2020	*
Agha S. Khan
Director

Date: September 11, 2020	*
Shekar Narasimhan
Director

Date: September 11, 2020	*
Geoffrey H. Rosenberger
Director

Date: September 11, 2020	*
James H. Watters
Director

Date: September 11, 2020	/s/ Ryan M. Albano
Ryan M. Albano
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: September 11, 2020	/s/ Timothy D. Dieffenbacher
Timothy D. Dieffenbacher
Chief Accounting Officer and Treasurer (Principal Accounting Officer)

* By:	/s/ John D. Moragne
John D. Moragne
Attorney-in-Fact